UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 1, 2011

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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
 ______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2011, the Board of Directors (“Board”) of the Federal Home Loan Bank of Indianapolis (“Bank”) completed its adoption of an Incentive Plan (“Plan”) that takes effect on January 1, 2012, by approving certain performance goals for eligible participants. The Plan is a cash-based incentive plan that provides award opportunities based on achievement of performance goals. The purpose of the Plan is to attract, retain and motivate employees of the Bank and to focus their efforts on continued improvement in the profitability of the Bank while maintaining the Bank's safety and soundness.
Any employee of the Bank hired before October 1 of a calendar year will become a “Participant” in the Plan for that calendar year, provided the employee is not classified as a “temporary,” an “intern,” “contract” or “temporary agency” employee and does not participate in the Bank's Internal Audit Incentive Plan. The Bank's President - Chief Executive Officer (principal executive officer), Executive Vice President - Chief Operating Officer - Chief Financial Officer (principal financial officer), and all named executive officers (as defined in applicable rules of the Securities and Exchange Commission (“SEC”) and identified as of December 31, 2010) are included among the eligible “Level I Participants” defined in the Plan. Level I Participants must execute an agreement with the Bank containing non-solicitation and non-disclosure provisions in a form substantially similar to the form provided in the Plan.
Under the Plan, the Board will make an Award to eligible Participants at the beginning of each Performance Period. For Level I Participants, Awards may be Annual Awards, Deferred Awards or Gap Year Awards. A Performance Period is a one-calendar year period over which an Annual Award can be earned and vested. A Deferral Performance Period is a three-calendar year period over which a Deferred Award can be earned and vested. A Gap Year Award is a special Award made by the Board to Level I Participants solely for calendar year 2012 to address a gap in payment of incentive compensation during calendar year 2015 which arises as a result of the implementation of the Plan and the planned discontinuation of the Bank's 2011 Long-Term Incentive Plan. Each Award will equal a percentage of the Participant's annual Compensation, generally defined as the Participant's annual earned base salary or wages for hours worked, as described in the applicable Appendices to the Plan.
In accordance with guidelines set forth in the Plan, the Board will establish Performance Goals, which are the performance factors for each Performance Period that are taken into consideration in determining the value of an Annual Award, Deferred Award or Gap Year Award. The Board will define “Threshold,” “Target” and “Maximum” achievement levels for each Performance Goal to determine how much of an Award is earned. The Board may adjust the Performance Goals to ensure the purposes of the Plan are served.
The Plan provides that fifty percent (50%) of an Award to a Level I Participant will become earned and vested on the last day of the Performance Period, provided certain requirements (including the satisfaction of applicable Performance Goals) are met. The remaining fifty percent (50%) of an Award to a Level I Participant will become earned and vested on the last day of the Deferral Performance Period, provided certain requirements, including the satisfaction of applicable Performance Goals, are met.
Pursuant to the Plan, the Board has established Annual Award Performance Period Goals for 2012 for Level I Participants relating to specific mission goals for the Bank's profitability, advances, Mortgage Purchase Program, Community Investment, Information Technology and Corporate Risk Management performance. In addition, the Board has established Deferred Award Performance Goals for Level I Participants for the three-year period covering calendar years 2013 through 2015. The Performance Goals for that period's Deferred Award relate to the Bank's profitability, retained earnings and prudential management objectives for each year of the period.
The Plan provides that a termination of service of a Level I Participant during a Performance Period may result in the forfeiture of the Participant's Award. The Plan recognizes certain exceptions to this general rule, if the termination of service is: due to the Level I Participant's death, “Disability,” or “Retirement”; for “Good Reason”; or without “Cause” due to a “Reduction in Force” (in each case as defined in the Plan). If one of these exceptions applies, a Level I Participant's Annual Award, Deferred Awards or Gap Year Award will be treated as earned and vested (to the extent described in the Plan) based on certain assumptions with respect to the Bank's achievement of applicable Performance Goals for the applicable Performance Period.
The Plan also amends the Bank's 2009, 2010 and 2011 Long-Term Incentive Plans by revising the definition of “Retirement,” as used in those prior plans, to conform to the Plan's definition of that term, for purposes of determining if an employee has retired beginning on and after January 1, 2012. Each of those prior plans, as amended, survives the adoption of the Plan. Each of those prior plans is attached as an exhibit to the Bank's Annual Report on Form 10-K, filed with the SEC on

March 16, 2009 (as Exhibit 10.9 thereto), March 19, 2010 (as Exhibit 10.12 thereto), and March 19, 2011 (as Exhibit 10.12 thereto), respectively.
The Plan further provides that, if a “Reorganization” (as defined in the Plan) occurs, then with respect to Level I Participants, any portion of an Annual Award or Deferred Award which has not otherwise become earned and vested as of the date of the Reorganization will be treated as one hundred percent (100%) earned and vested effective as of the date of the Reorganization, based on the assumption that the Bank would have achieved the Performance Goals at the Target achievement level for the Performance Period and/or the Deferral Performance Period.
The Plan provides that Awards may be reduced or forfeited in certain circumstances. If, during the Deferral Performance Period, the Bank realizes actual losses or other measures or aspects of performance related to the Performance Period or Deferral Performance Period which would have caused a reduction in the Final Award for the Performance Period or Deferral Performance Period, then the remaining amount of the Final Award to be paid at the end of the Deferral Performance Period will be reduced to reflect this additional information. In addition, all or a portion of an Award may be forfeited at the direction of the Board if the Bank has failed to remediate to the satisfaction of the Board an unsafe or unsound practice or condition (as identified by the Federal Housing Finance Agency (“Finance Agency”)) that is material to the Bank's financial operation and within the Level I Participant's area(s) of responsibility. Under such circumstances, the Board may also direct the cessation of payments for a vested Award. Further, the Board may reduce or eliminate an Award that is otherwise earned but not yet paid, if the Board makes certain findings with respect to, among other things, a material safety-soundness problem or risk-management deficiency at the Bank, material revisions to financial results or regulatory reporting, or the remediation of significant examining, monitoring or other supervisory findings, all as described in the Plan.
In accordance with Finance Agency directives, the Bank will submit the Plan (including the performance goals established by the Board) to the Director of the Finance Agency for review.
The foregoing description of the Plan is qualified in its entirety by reference to the Plan, which is included herein as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

A copy of the Bank's Incentive Plan is attached as Exhibit 10.1 and incorporated by reference in this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 7, 2011

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/CINDY L. KONICH
Cindy L. Konich
Executive Vice President - Chief Operating Officer, Chief Financial Officer

By:	/s/K. LOWELL SHORT, JR.
K. Lowell Short, Jr.
Senior Vice President - Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	2012 Federal Home Loan Bank of Indianapolis Incentive Plan